Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Celsion Corporation on Form S-1 (333-221543, 333-219414, 333-217156 and 333-214353), Form S-3 (Nos. 333-174960, 333-183286, 333-198786, 333-193936, 333-205608, 333-206789 and 333-227236) and on Form S-8 (Nos. 333-139784, 333-145680, 333-183288, 333-207864) of our report dated March 29, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

March 29, 2019